Exhibit 10.1

PURCHASE AGREEMENT

$10,000,000

5.75% Fixed Rate Senior Notes due 2022

February 13, 2017

Ladies and Gentlemen:

Eagle Bancorp Montana, Inc., a Delaware corporation (the “Company”), agrees with the several purchasers named in Schedule I hereto (the “Purchasers”) as follows:

1.                  Issuance of Notes. Subject to the terms and conditions herein contained, the Company agrees to issue and sell to the Purchasers $10,000,000 in aggregate principal amount of the Company’s 5.75% Fixed Rate Senior Notes due 2022 (each a “Senior Note” and, collectively, the “Senior Notes”).

This Purchase Agreement and the Senior Notes are collectively referred to herein as the “Documents,” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

2.                  Purchase, Sale and Delivery.

(a)                On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Purchaser, severally and not jointly, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at a purchase price of 100% of the aggregate principal amount thereof, the aggregate principal amount of the Senior Notes set forth in Schedule I opposite the name of such Purchaser. Delivery to the Purchasers of, and payment for, the Senior Notes will be made at a closing (the “Closing”) to be held at 9:00 a.m., Eastern Time, on February 13, 2017 (the “Closing Date”) at the offices of Holland & Knight LLP, 800 17th Street, NW, Suite 1100, Washington, D.C. 20006 (or at such other place as will be reasonably acceptable to the Purchasers).

(b)               The Company will deliver to the respective Purchasers one or more Senior Notes in the form set forth on Exhibit A hereto, registered in such names and denominations as such Purchasers may request, against payment by such Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company will designate to the Purchasers at least two business days prior to the Closing.

(c)                In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by the Company herein, at the Closing, the Company will deliver or cause to be delivered to each Purchaser each of the following, the delivery of which will be a condition to the Purchaser’s obligation to purchase the Senior Notes:

(i)                 A copy, certified by the Secretary or Assistant Secretary of the Company, of (1) the certificate of formation of the Company, including all amendments thereto, (2) the bylaws of the Company and (3) the resolutions of the Board of Directors of the Company, including all amendments thereto, authorizing the execution, delivery and performance of the Documents;

(ii)               A good standing certificate of the Company issued by the Secretary of State of the State of Delaware dated no more than ten (10) days prior to the Closing Date; and

(iii)             An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Documents and any other documents provided for in this Purchase Agreement, together with a sample of the true signature of each such officer.

3.                  Representations and Warranties of the Company. Except as set forth in any of the reports (the “SEC Reports”) the Company files with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, or as otherwise set forth in the disclosure schedules delivered by the Company to the Purchasers as of the date hereof (collectively, “Previously Disclosed”), the Company represents and warrants to, and agrees with, each Purchaser that, as of the Closing Date:

(a)                Subsidiaries. The Company has Previously Disclosed each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each a “Subsidiary” and collectively, the “Subsidiaries”).

(b)               Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of its Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (1) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (2) the ability of the Company or any Subsidiary to perform its obligations in all material respects under any Document, (3) the validity or enforceability of any of the Documents, or (4) the consummation of any of the Transactions (each, a “Material Adverse Effect”); provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by Governmental Authority (as defined below), (C) actions or omissions of the Company expressly required by the terms of this Agreement or the Senior Notes or taken with the prior written consent of Purchasers, (D) changes in general economic, monetary or financial conditions in the United States, (E) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, (F) the failure of the Company to meet any internal projections, forecasts, estimates or guidance for any period ending after December 31, 2015 (but not excluding the underlying causes of such failure), or (G) the public disclosure of this Agreement or the transactions contemplated by this Agreement; provided, further, however, that if any event described in clause (A), (B), (D) or (E) of this Section 3(b) occurs and such event has a materially disproportionate effect on the Company relative to other banks, savings associations and their holding companies in the United States, then such event will be deemed to have had a Material Adverse Effect. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Opportunity Bank of Montana (the “Bank”) is a Montana-chartered commercial bank and is validly existing and in good standing under the laws of the State of Montana. The deposit accounts of the Bank are insured up to the applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, has been instituted or is threatened or contemplated.

(c)                Capitalization and Other Capital Stock Matters. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those imposed by the Securities Act of 1933, as amended (the “Securities Act”) and the securities or “Blue Sky” laws of certain U.S. state jurisdictions.

(d)               Legal Power and Authority. The Company has all necessary power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions.

(e)                The Purchase Agreement. This Purchase Agreement has been duly authorized, and duly and validly executed and delivered by the Company.

(f)                Notes. The Senior Notes have been duly authorized by the Company and when issued and delivered to and paid for by the Purchasers in accordance with the terms of this Purchase Agreement, will have been duly executed and delivered and will constitute legal, valid and binding obligations of the Company, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(g)               Compliance with Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of formation, bylaws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (iii) in breach of or default under any material bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument (in each case, excluding deposits) to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)               No Material Adverse Effect. Since December 31, 2015, there has not been any fact, event, change, occurrence, condition, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(i)                 No Conflicts. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event (as defined below) under, result in the imposition of a Lien on any assets of, or any penalty against, the Company or any of the Subsidiaries, or result in a Debt Repayment Triggering Event, in each case, under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company. “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties, except, in the case of clauses (ii), (iii) and (iv), to the extent where such conflict, violation, breach or default would not reasonably be expected to have a Material Adverse Effect.

(j)                 No Consents. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company in connection with, or, contemplation of, the execution and delivery of, and performance under, the Documents that have not been filed, except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or blue sky laws and any applicable federal or state banking laws and regulations.

(k)               Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action which would subject the offering, issuance or sale of the Senior Notes to the registration requirements of the Securities Act. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Senior Notes pursuant to the transactions contemplated by the Documents. Assuming the accuracy of Purchasers’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Senior Notes by the Company to Purchasers.

(l)                 Financial Statements. The audited consolidated financial statements and related notes and supporting schedules of the Company as of and for the years ended December 31, 2015 and 2014 present fairly in accordance GAAP, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply.

(m)             Tax Law Compliance. The Company and each of its Subsidiaries has (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

(n)               Intellectual Property Rights. The Company and each of its Subsidiaries owns or licenses or otherwise has the right to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, “Intellectual Property”) that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of the Company, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(o)               Insurance. The Company and its Subsidiaries maintain insurance on their business activities and assets provided by reputable insurers in an amount that the Company’s and Subsidiaries’ Board of Directors has determined to be appropriate in light of the Company’s and Subsidiaries’ business activities.

(p)               Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(q)               No Brokers. Neither the Company nor any of its affiliates is under any obligation to pay any broker’s fee or commission or finder’s fee in connection with the Transactions, other than commissions or fees payable to Brean Capital, LLC, as placement agent (the “Placement Agent”).

(r)                 Foreign Corrupt Practices Act. None of the Company or any Subsidiary, nor, to the knowledge of the Company or any Subsidiary, any director, officer, employee, agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee.

(s)                Regulatory Matters. Neither the Company nor any of its Subsidiaries (i) is subject to any cease and desist or other similar order or enforcement action issued by, (ii) is a party to any written agreement, consent agreement or memorandum of understanding with, (iii) is a party to any commitment letter or similar undertaking to, or (iv) is subject to any capital directive by, and since December 31, 2015, neither the Company nor any of its Subsidiaries has adopted any board resolutions at the request of, any Regulatory Agency that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company nor any of its Subsidiaries been advised since December 31, 2015 by any Regulatory Agency that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other Governmental Authority having supervisory or regulatory authority with respect to the Company or any of the Subsidiaries.

(t)                 Derivative Financial Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of the Subsidiaries or for the account of a customer of the Company or one of the Subsidiaries, were entered into in the ordinary course of business and in accordance with Applicable Laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time.

(u)               Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to Company’s knowledge, threatened or proposed, against Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company or any of its Subsidiaries or affect issuance or payment of the Senior Notes; and neither Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on Company or any of its Subsidiaries.

(v)               Title to Property. Company and any Subsidiary have good and marketable title to their respective property and assets material to their business, except for property sold, collected or otherwise disposed of in the ordinary course of Company’s business. All material leases are valid and subsisting and are in full force and effect in all material respects.

(w)             Possession of Licenses and Permits. Each of Company and its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Authority necessary to conduct the business now operated by it except where the failure to possess such Governmental Licenses would not, individually or in the aggregate, have a Material Adverse Effect on Company or such applicable Subsidiary; each of Company and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect on Company or such applicable Subsidiary; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Company or such applicable Subsidiary; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(x)               Accuracy of Representations. The Company understands that the Placement Agent and each Purchaser are relying upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Purchase Agreement.

(y)               Pari Passu. Each Senior Note issued in the Transactions will rank pari passu with all Senior Notes issued in the Transactions.

4.                  Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Company, severally and not jointly, as follows:

(a)                Organization and Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated by this Purchase Agreement on a timely basis, and such Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b)               Legal Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions.

(c)                Authorization and Execution. This Purchase Agreement has been duly and validly authorized, executed and delivered by the Purchaser, and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(d)               No Conflicts. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under (i) any agreement to which the Purchaser is a party, (ii) any Applicable Law or (iii) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Purchaser except for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Purchaser.

(e)                Investment. The Purchaser is acquiring the Senior Notes for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and such Purchaser has no present intention of selling or distributing the Senior Notes. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Senior Notes other than as set forth in this Purchase Agreement. The Purchaser will not sell or otherwise dispose of any of the Senior Notes, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(f)                Knowledge and Experience.

(i)                 The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company such that the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests in connection with such an investment. The Purchaser is an institutional “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and as contemplated by subsections (1), (2), (3) or (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets. The Purchaser is able to bear the economic risk of holding the Senior Notes indefinitely, or losing its entire investment in the Company, which is not disproportionate to the Purchaser’s net worth.

(ii)               The Purchaser acknowledges that such Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by such Purchaser or its advisors and has been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the Transactions contemplated by this Purchase Agreement in order to make an informed and voluntary decision to enter into such Agreement.

(iii)             The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other person or entity, including, without limitation, the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors or representatives, if any, will modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any person or entity by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Purchase Agreement. Furthermore, the Purchaser acknowledges that: (i) the Placement Agent has not performed any due diligence review on behalf of the Purchaser; (ii) nothing in this Purchase Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Senior Notes constitutes legal, tax or investment advice and such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Senior Notes; and (iii) the Purchaser received or had access to all of the information such Purchaser deemed necessary in order to make its decision to invest in the Senior Notes. The Placement Agent and its respective affiliates (and their respective officers, directors, employees, agents, advisors, attorneys and consultants) are third-party beneficiaries to this Section 4.

(iv)             Private Placement; No Registration of Securities. The Purchaser understands and acknowledges that the Senior Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. Such Purchaser further acknowledges and agrees that all certificates or other instruments representing the Senior Notes will bear the restrictive legend set forth in the form of Senior Note, which is attached as an exhibit to this Agreement. Such Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Senior Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Purchase Agreement. Such Purchaser represents that it understands the resale limitations imposed by Rule 144 promulgated under the Securities Act and by the Securities Act on the Senior Notes.

(v)               No Offering Memorandum. The Purchaser acknowledges that: (i) the Company is not providing the Purchasers with the written disclosures that would be required if the offer and sale of the Senior Notes were registered under the Securities Act, nor are the Purchasers being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Senior Notes; (ii) the Purchaser has conducted its own examination of the Company and its Subsidiaries and the terms of the Senior Notes to the extent it deems necessary to make its decision to purchase the Senior Notes; and (iii) the Purchaser has availed itself of access to financial and other information concerning the Company and its Subsidiaries to the extent it deems necessary to make its decision to purchase the Senior Notes.

(vi)             Placement Agent. The Purchaser will purchase the Senior Note(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other brokers or dealers have any obligation to make a market in the Senior Notes.

(vii)           Accuracy of Representations. The Purchaser understands that the Placement Agent and the Company are relying upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Purchase Agreement.

(viii)         Confidential Investor Questionnaire. Purchaser hereby represents and warrants that the information about the Purchaser set forth in the Confidential Investor Questionnaire delivered to the Company together with or prior to the delivery of this Purchase Agreement is true, correct and complete in all respects. The Purchaser covenants that prior to the Closing Date it will promptly notify the Company of any material changes to the information set forth in such Confidential Investor Questionnaire.

5.                  Miscellaneous.

(a)                Notices. Notices given under this Purchase Agreement will be addressed as follows: (i) if to the Company, to: Eagle Bancorp Montana, Inc., 1400 Prospect Avenue, Helena, MT 59601-0000, Attention: President and Chief Executive Officer, with a copy to (which copy alone shall not constitute notice): Holland & Knight LLP, 800 17th Street, NW, Suite 1100, Washington, DC 20006, Attention: Norman B. Antin and Jeffrey D. Haas, and (ii) if to the Purchasers, to their respective addresses listed in Schedule I (or in any case to such other address as the person to be notified may have requested in writing).

(b)               Beneficiaries. This Purchase Agreement is made for the sole benefit of Company and the Purchasers, and no other person will be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor will any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Purchase Agreement. The term “successors and assigns” will not include a purchaser of any of the Senior Notes from any Purchaser merely because of such purchase.

(c)                Governing Law; Waiver of Jury Trial. This Purchase Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE COMPANY AND EACH PURCHASER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE SUBORDINATED NOTES, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR PURCHASERS. THE COMPANY AND EACH PURCHASER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL.

(d)               Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement will be borne and paid by the party incurring the expense.

(e)                Entire Agreement; Counterparts. This Purchase Agreement constitutes the entire agreement of the parties to this Purchase Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Purchase Agreement may be executed by facsimile and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(f)                Headings. The headings in this Purchase Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

(g)               Severability. If any term, provision, covenant or restriction of this Purchase Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

(h)               Amendment. This Purchase Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same is executed by the Company and such Purchasers as may intend to be bound by such amendment, modification, supplement, waiver or consent; provided, however, that no such amendment, modification, supplement, waiver or consent will be effective against any such Purchaser who fails to so execute.

[Company Signature Page]

IN WITNESS WHEREOF, the Company has caused this Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

EAGLE BANCORP MONTANA, INC.

By:
Peter J. Johnson
President and Chief Executive Officer

[Purchaser Signature Page]

IN WITNESS WHEREOF, the Purchaser has caused this Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

[PURCHASER]

By:
Name:
Title:

SCHEDULE I

[Intentionally omitted.]

SCHEDULE II

List of Subsidiaries

Entity Name	Jurisdiction of Formation
Opportunity Bank of Montana	Montana
Eagle Bancorp Statutory Trust I	Delaware